UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

June 3, 2004

Date of Report

(Date of earliest event reported)

INFOSPACE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-25131	91-1718107
(Commission File No.)	(IRS Employer Identification No.)
601 108th Avenue NE, Suite 1200 Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 201-6100

Item 2. Acquisition or Disposition of Assets.

On June 18, 2004, InfoSpace, Inc. (“InfoSpace” or “the Company”) filed a Form 8-K under Item 2 thereto to report that it had completed the acquisition of Switchboard Incorporated (“Switchboard”), a provider of local online advertising solutions and internet-based yellow pages. In response to parts (a) and (b) of Item 7 of such Form 8-K, InfoSpace stated that it would file the required financial information by amendment, as permitted by Instructions (a)(4) and (b)(2) to Item 7 to Form 8-K. This Form 8-K/A is being filed to provide the required financial information.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Businesses Acquired.

The required financial statements for Switchboard for the three months ended March 31, 2004 and for the year ended December 31, 2003 are attached hereto as Exhibit 99.2 and are incorporated by reference herein.

(b) Pro forma financial information.

The following unaudited pro forma condensed consolidated financial statements of the Company consist of the Company’s consolidated statements of operations for the year ended December 31, 2003 (as revised to reflect its Payment Solutions division as a discontinued operation) and for the three months ended March 31, 2004 and consolidated balance sheet as of March 31, 2004, to give effect to the acquisition of Switchboard by the Company (collectively, the “Unaudited Pro Forma Condensed Consolidated Financial Statements”). The unaudited pro forma condensed consolidated statements of operations are presented as if the acquisition of Switchboard by the Company occurred on January 1, 2003 and the unaudited pro forma condensed consolidated balance sheet is presented as if the acquisition of Switchboard by the Company occurred on March 31, 2004. The Unaudited Pro Forma Condensed Consolidated Financial Statements are provided for informational purposes only and do not purport to reflect the results of operations that would have existed or occurred had such transaction taken place on the dates indicated, nor do they purport to reflect the financial condition or results of operations that will exist or occur in the future. The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the Company’s and Switchboard’s historical consolidated financial statements and the notes thereto, included in their respective Quarterly Reports on Form 10-Q for the three months ended March 31, 2004 and in their respective Annual Reports on Form 10-K for the year ended December 31, 2003.

Pursuant to the Agreement and Plan of Merger, the Company acquired all of the outstanding stock of Switchboard in exchange for cash of $159.4 million, plus estimated transaction fees of approximately $5.6 million, for an aggregate purchase price of approximately $165.0 million. The Unaudited Pro Forma Condensed Consolidated Financial Statements present the acquisition of Switchboard under the purchase method of accounting, which reflects the allocation of the purchase price to the assets acquired and liabilities assumed based on their estimated fair value at the time of the merger. The Unaudited Pro Forma Condensed Consolidated Financial Statements reflect the preliminary purchase price allocation based on the Company’s best estimate of the fair value of the assets acquired and liabilities assumed. The preliminary purchase price allocation is subject to finalization of the valuation of intangible assets, other assets acquired and liabilities assumed. The Company does not anticipate the final purchase price allocation to be materially different.

INFOSPACE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Year ended December 31, 2003

(Amounts in thousands, except per share data)

	InfoSpace (1)	Switchboard (2)	Presentation Adjustments (3)	Pro Forma Adjustments (4)	InfoSpace Pro Forma
Revenues	$132,229	$15,192	$—	$—	$147,421
Operating expenses (5):
Cost of revenues	—	2,925	(2,925)	—	—
Content and distribution costs	27,583	—	1,120	—	28,703
Systems and network operations	10,989	—	972	—	11,961
Product development	17,781	4,263	(364)	—	21,680
Sales and marketing	17,487	3,264	(443)	—	20,308
General and administrative	32,224	3,335	440	—	35,999
Depreciation	10,820	—	1,213	—	12,033
Amortization of intangible assets	6,819	—	—	3,125	9,944
Impairment of other intangible assets	1,151	—	—	—	1,151
Restructuring charges	11,722	(35)	—	—	11,687
Other, net	1,529	—	(13)	—	1516

Total operating expenses	138,105	13,752	—	3,125	154,982

Operating income (loss)	(5,876)	1,440	—	(3,125)	(7,561)
Loss on equity investments	(11,997)	—			(11,997)
Other income, net	8,192	676	—	—	8,868

Income (loss) from continuing operations before income taxes	(9,681)	2,116	—	(3,125)	(10,690)
Income tax benefit (expense)	607	(42)	—	—	565

Income (loss) from continuing operations	(9,074)	2,074	—	(3,125)	(10,125)
Income from discontinued operations	2,755	—	—	—	2,755

Net income (loss)	$(6,319)	$2,074	$—	$(3,125)	$(7,370)

Basic and diluted net loss per share:
Loss from continuing operations	$(0.29)				$(0.33)
Income from discontinued operations	0.09				0.09

Net loss per share – Basic and diluted	$(0.20)				$(0.24)

Weighted average shares outstanding used in computing basic and diluted loss per share	31,232				31,232

See notes to the unaudited pro forma condensed consolidated financial statements.

INFOSPACE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Three months ended March 31, 2004

(Amounts in thousands, except per share data)

	InfoSpace (1)	Switchboard (2)	Presentation Adjustments (3)	Pro Forma Adjustments (4)	InfoSpace Pro Forma
Revenues	$48,081	$4,153	$—	$—	$52,234
Operating expenses (5):
Cost of revenues	—	708	(708)	—	—
Content and distribution costs	16,886	—	260	—	17,146
Systems and network operations	3,218	—	217	—	3,435
Product development	4,438	893	(5)	—	5,326
Sales and marketing	5,458	1,063	(116)	—	6,405
General and administrative	9,494	867	128	—	10,489
Depreciation	1,799	—	224	—	2,023
Amortization of intangible assets	1,741	—	—	700	2,441
Restructuring charges and other, net	1,041	1,127	—	—	2,168

Total operating expenses	44,075	4,658	—	700	49,433

Operating income (loss)	4,006	(505)	—	(700)	2,801
Gain on equity investments	458	—	—	—	458
Other income, net	985	154	—	—	1,139

Income (loss) from continuing operations before income taxes	5,449	(351)	—	(700)	4,398
Income tax expense	(32)	(2)	—	—	(34)

Income (loss) from continuing operations	5,417	(353)	—	(700)	4,364
Income from discontinued operations	31,266	—	—	—	31,266

Net income (loss)	$36,683	$(353)	$—	$(700)	$35,630

Earnings per share - Basic:
Income from continuing operations	$0.17				$0.14
Income from discontinued operations	0.99				0.99

Net income per share	$1.16				$1.13

Weighted average shares outstanding used in computing basic income per share	31,568				31,568

Earnings per share - Diluted:
Income from continuing operations	$0.15				$0.12
Income from discontinued operations	0.88				0.88

Net income per share	$1.03				$1.00

Weighted average shares outstanding used in computing diluted income per share	35,564				35,564

See notes to the unaudited pro forma condensed consolidated financial statements.

INFOSPACE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of March 31, 2004

(Amounts in thousands, except per share data)

	InfoSpace (1)	Switchboard (2)	Pro Forma Adjustments (4)	InfoSpace Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$297,738	$48,029	$(165,024)	$180,743
Short term investments, available- for-sale	51,100	6,589	—	57,689
Accounts receivable, net of allowance	37,511	2,083	—	39,594
Notes and other receivables, net	6,778	—	—	6,778
Payroll tax receivable	13,214	—	—	13,214
Prepaid expenses and other current assets	6,131	1,039	—	7,170

Total current assets	412,472	57,740	(165,024)	305,188

Long-term investments, available-for-sale	30,882	1,805	—	32,687
Property and equipment, net	13,245	659	—	13,904
Other investments	480	—	—	480
Goodwill & other intangible assets	57,238	—	106,385	163,623
Other intangible assets, net	18,402	—	7,525	25,927
Other long-term assets	754	—	—	754

Total assets	$533,473	$60,204	$(51,114)	$542,563

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,594	$1,721	$(406)	$7,909
Accrued expenses and other current liabilities	32,024	1,285	—	33,309
Short-term deferred revenue	7,059	1,100	—	8,159

Total current liabilities	45,677	4,106	(406)	49,377
Deferred tax liability	—	—	5,390	5,390

Total liabilities	45,677	4,106	4,984	54,767

Stockholders’ equity:
Preferred stock, par value $.0001- Authorized, 15,000,000 shares; issued and outstanding, 2 shares
Common stock, par value $.0001- Authorized, 900,000,000; issued and outstanding, 31,429,438	3	196	(196)	3
Treasury stock	—	(1,255)	1,255	—
Additional paid-in capital	1,712,159	164,156	(164,156)	1,712,159
Accumulated deficit	(1,225,611)	(107,024)	107,024	(1,225,611)
Accumulated other comprehensive income	1,245	25	(25)	1,245

Total stockholders’ equity	487,796	56,098	(56,098)	487,796

Total liabilities and stockholders’ equity	$533,473	$60,204	$(51,114)	$542,563

See notes to the unaudited pro forma condensed consolidated financial statements.

INFOSPACE, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

The accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements consist of the historical statements of operations and balance sheet of InfoSpace, Inc. (“the Company”) and Switchboard, Incorporated (“Switchboard”) for the year ended December 31, 2003 and as of and for the three months ended March 31, 2004, with adjustments to reflect the acquisition of Switchboard by the Company, as described herein:

1.	Represents the historical results of operations and financial position of the Company derived from the Company’s Consolidated Financial Statements as previously reported in its Annual Report on Form 10-K for the year ended December 31, 2003, as revised to reflect its Payment Solutions business as a discontinued operation, and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004.

2.	Represents the historical operating results and financial position of Switchboard derived from Switchboard’s Consolidated Financial Statements as previously reported in its Annual Report on Form 10-K for the year ended December 31, 2003, and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004.

3.	These adjustments are to conform the presentation of Switchboard’s statements of operation in a manner consistent with the Company’s presentation. Switchboard has historically allocated certain common costs, such as occupancy, depreciation, information technology and other corporate expenses amongst the various categories presented in the statement of operations, and have included certain costs in categories that were not consistent with the Company’s presentation; such as content expense, bandwidth and hosting expense, bad debt expense, and miscellaneous taxes. These adjustments did not impact Switchboard’s previously reported net income (loss).

4.	The Company acquired all of the outstanding stock of Switchboard in exchange for cash of $159.4 million, plus estimated transaction fees of $5.6 million, for an aggregate purchase price of $165.0 million. The purchase price has been allocated on a preliminary basis to the identifiable tangible and intangible assets acquired and liabilities assumed. The identifiable tangible assets and liabilities assumed are based on their estimated fair values at March 31, 2004, as follows (amounts in thousands):

(in thousands)
Tangible assets acquired	$60,204
Liabilities assumed	(3,700)

Net book value of net assets acquired	56,504
Fair value adjustments:
Trademark and trade name	15,400
Contractual relationships	5,600
Developed core technology	1,600
Merchant listings	325

Fair value of net assets acquired	$79,429

Purchase price:
Cash	$159,393
Acquisition costs	5,632
Deferred tax liability	5,390
Less fair value of net assets acquired	(79,429)

Excess of purchase price over net assets acquired, allocated to goodwill	$90,986

The tangible assets acquired and liabilities assumed were recorded at their fair values, which approximated their carrying amounts at the acquisition date. The expected life of the core technology is assumed to be three years, after which substantial modifications and enhancements would be required for the technology to remain competitive. The expected life of the customer contracts and merchant listings is assumed to range between one and three years, which is consistent with the expected cash flows from the contracts and merchant listings. The pro forma adjustments represent the amortization of the intangible assets over their respective useful lives. The purchase price in excess of the fair values of the net assets acquired and the identifiable intangible assets was allocated to goodwill. Goodwill and trademarks are considered intangible assets with indefinite lives and, in accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, no amortization will be recorded. Goodwill and trademarks will be tested for impairment at least annually, with the Company’s other indefinite lived assets.

5.	In 2004, the Company revised the presentation of its Consolidated Statements of Operations to eliminate the caption Cost of Revenues, and separately present Content and Distribution costs, Systems and Network Operations costs and Depreciation expense. Content and Distribution costs were previously included in Cost of Revenues and Sales and Marketing expense. Certain reclassifications have been made to the accounts for all periods reported herein to conform to the current presentation. The reclassifications did not impact previously reported revenues, total operating expenses, operating income or net income or loss.

c) Exhibits.

2.1* Agreement and Plan of Merger among InfoSpace, Inc., Big Book Acquisition Corp. and Switchboard Incorporated dated as of March 25, 2004.

23.1 Consent of Independent Registered Public Accounting Firm.

99.1* Press Release dated June 3, 2004, entitled “InfoSpace Completes Acquisition of Switchboard Incorporated.”

99.2 Switchboard, Incorporated’s Unaudited Condensed Consolidated Financial Statements as of and for the quarterly period ended March 31, 2004 and Audited Consolidated Financial Statements as of and for the year ended December 31, 2003.

*	Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INFOSPACE, INC.

By	/s/ David E. Rostov
David E. Rostov
Chief Financial Officer

Dated: July 21, 2004